Exhibit 99.1

January 26, 2001

Securities and Exchange Commission
Washington, D.C. 20549

     Re: Advanced Technologies Group, Inc. (formerly SeventhCai, Inc.) Commission Identification number: 0-30987

Gentlemen:

We have reviewed the filing on Form 8-K dated January 17, 2001 for the above referenced company with respect to Item 4 of that Form - Changes In Registrant's Certifying Accountant.

From inception of the Company, February 3, 2000, to the date of this letter there have been no events or matters of the types required by Section 304(a)(1) of Regulation S-B of the Securities and Exchange Commission. There were no disagreements with the Company with respect to accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The accountant's report on the financial statements issued May 3, 2000 for the period ended April 30, 2000 contained no adverse opinion or disclaimer or opinion nor was qualified nor modified as to uncertainty, audit scope, or accounting principles.


Respectfully submitted,

/s/ James C. Marshall, CPA, P.C.

Scottsdale, Arizona